Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS
Q4 Reported and Adjusted EPS $0.96
Full Year 2014 EPS of $3.18, Adjusted EPS of $3.82

Fourth Quarter and Full Year 2014 Key Metric Highlights
▪ Q4 reported operating income margin at 15.3% of sales; 15.4% on an adjusted basis
▪ FY2014 operating income margin at 13.3% of sales; a record 15.1% on an adjusted basis
▪ Record FY2014 cash flows from operations - up 18.5% to $402 million
▪ Solid execution with 19.1% ROIC and a record 16.5% average operating working capital ratio
▪ Returned a record $380 million to shareholders in FY2014 through share repurchases and dividend payments

CLEVELAND, Ohio, Tuesday, February 17, 2015 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2014 net income of $75.2 million, or $0.96 per diluted share. This compares with net income of $88.3 million, or $1.07 per diluted share, in the comparable 2013 period.  Adjusted net income in the fourth quarter 2014 was $75.4 million, or $0.96 per diluted share, compared with adjusted net income of $89.2 million, or $1.09 per diluted share, in the comparable 2013 period. The 2013 period includes a benefit of $0.22 per diluted share from our Venezuelan operations, which operates in a hyper-inflationary environment. This compares with no contribution to Adjusted net income from our Venezuelan operations in the fourth quarter 2014.

Sales decreased 4.3% to $684.0 million in the fourth quarter 2014 versus $714.8 million in the comparable 2013 period primarily due to unfavorable foreign currency translation and volume weakness in our South America Welding segment. Operating income for the fourth quarter decreased 11.8% to $104.9 million, or 15.3% of sales, from $118.9 million, or 16.6% of sales, in the comparable 2013 period.  Adjusted operating income decreased 12.3% to $105.1 million or 15.4% of sales, compared with $119.9 million, or 16.8% of sales in 2013. Lower 2014 operating income results primarily reflect a challenging year-over-year comparison in our South America Welding segment due to contraction in our Venezuelan operations.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "We ended the year with a strong finish highlighted by compelling results in North America and record performance across key metrics. Steady execution of our '2020 initiatives' helped offset a challenging year-over-year comparison from our Venezuelan business and rising foreign exchange headwinds. I am pleased to report that excluding Venezuela, the business achieved a 130 basis point expansion in operating income margin on an adjusted basis and ten percent growth in EPS in 2014. Looking ahead to 2015, we expect to benefit from our diversified end market and geographic exposure, as well as the strength of our portfolio. While we are cautious about near-term factors such as foreign exchange and oil prices, we expect our strategic initiatives will continue to generate value for all of our stakeholders through the cycle.”

Dividend and Share Repurchases

The Company’s Board of Directors increased the quarterly cash dividend 26%, from $0.23 per share to $0.29, which was paid on January 15, 2015 to shareholders of record as of December 31, 2014. During the quarter, the Company returned $57.8 million to shareholders through the repurchase of the Company’s common shares. The Company's 2015 share repurchase target is $400 million.

Lincoln Electric Reports Fourth Quarter and Full Year 2014 Financial Results

Twelve Months 2014 Summary

Net income for the twelve months ended December 31, 2014 was $254.7 million, or $3.18 per diluted share, which includes rationalization and asset impairment charges of $30.9 million and charges of $21.1 million from Venezuelan foreign exchange remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter. This compares with net income of $293.8 million, or $3.54 per diluted share, in 2013.  Adjusted net income was $305.9 million, or $3.82 per diluted share, compared with adjusted net income of $313.2 million, or $3.77 per diluted share, in 2013.  Adjusted net income for the twelve months ended December 31, 2014 includes earnings of $0.17 per diluted share from the Company's Venezuelan operations as compared with $0.46 per diluted share in the comparable 2013 period.

Sales remained relatively steady at $2.8 billion in the twelve months ended December 31, 2014 as compared with $2.9 billion in the comparable 2013 period. This result reflects lower volumes and unfavorable foreign exchange translation being offset by pricing actions and acquisitions. Operating income for the twelve months ended December 31, 2014 decreased to $373.7 million, or 13.3% of sales, compared with $407.0 million, or 14.3% of sales, in the comparable 2013 period.  Adjusted operating income was $424.9 million or 15.1% of sales, compared with $428.4 million, or 15.0% of sales in 2013. Operating income and Adjusted operating income include a $3.9 million gain, $2.5 million after-tax or $0.03 per diluted share, from an insurance settlement.

Webcast Information

A conference call to discuss fourth quarter and full year 2014 financial results will be webcast live today, February 17, 2015, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 61512318. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the fourth quarter and full year 2014 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric Reports Fourth Quarter and Full Year 2014 Financial Results

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31,				Fav (Unfav) to Prior Year
	2014	% of Sales	2013	% of Sales	$	%
Net sales	$683,954	100.0%	$714,791	100.0%	$(30,837)	(4.3%)
Cost of goods sold	452,869	66.2%	471,744	66.0%	18,875	4.0%
Gross profit	231,085	33.8%	243,047	34.0%	(11,962)	(4.9%)
Selling, general & administrative expenses	126,002	18.4%	123,883	17.3%	(2,119)	(1.7%)
Rationalization and asset impairment charges	166	—	259	—	93	35.9%
Operating income	104,917	15.3%	118,905	16.6%	(13,988)	(11.8%)
Interest income	628	0.1%	868	0.1%	(240)	(27.6%)
Equity earnings in affiliates	1,104	0.2%	1,119	0.2%	(15)	(1.3%)
Other income	791	0.1%	1,053	0.1%	(262)	(24.9%)
Interest expense	(6,704)	(1.0%)	(557)	(0.1%)	(6,147)	—
Income before income taxes	100,736	14.7%	121,388	17.0%	(20,652)	(17.0%)
Income taxes	25,401	3.7%	33,323	4.7%	7,922	23.8%
Effective tax rate	25.2%		27.5%		2.3%
Net income including non-controlling interests	75,335	11.0%	88,065	12.3%	(12,730)	(14.5%)
Non-controlling interests in subsidiaries’ earnings (loss)	123	—	(259)	—	382	147.5%
Net income	$75,212	11.0%	$88,324	12.4%	$(13,112)	(14.8%)

Basic earnings per share	$0.97		$1.09		$(0.12)	(11.0%)
Diluted earnings per share	$0.96		$1.07		$(0.11)	(10.3%)
Weighted average shares (basic)	77,403		81,132
Weighted average shares (diluted)	78,280		82,184
	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2014	% of Sales	2013	% of Sales	$	%
Net sales	$2,813,324	100.0%	$2,852,671	100.0%	$(39,347)	(1.4%)
Cost of goods sold	1,864,027	66.3%	1,910,017	67.0%	45,990	2.4%
Gross profit	949,297	33.7%	942,654	33.0%	6,643	0.7%
Selling, general & administrative expenses	545,497	19.4%	527,206	18.5%	(18,291)	(3.5%)
Rationalization and asset impairment charges	30,053	1.1%	8,463	0.3%	(21,590)	(255.1%)
Operating income	373,747	13.3%	406,985	14.3%	(33,238)	(8.2%)
Interest income	3,093	0.1%	3,320	0.1%	(227)	(6.8%)
Equity earnings in affiliates	5,412	0.2%	4,806	0.2%	606	12.6%
Other income	3,995	0.1%	4,194	0.1%	(199)	(4.7%)
Interest expense	(10,434)	(0.4%)	(2,864)	(0.1%)	(7,570)	(264.3%)
Income before income taxes	375,813	13.4%	416,441	14.6%	(40,628)	(9.8%)
Income taxes	121,933	4.3%	124,754	4.4%	2,821	2.3%
Effective tax rate	32.4%		30.0%		(2.4%)
Net income including non-controlling interests	253,880	9.0%	291,687	10.2%	(37,807)	(13.0%)
Non-controlling interests in subsidiaries’ earnings (loss)	(806)	—	(2,093)	(0.1%)	1,287	61.5%
Net income	$254,686	9.1%	$293,780	10.3%	$(39,094)	(13.3%)

Basic earnings per share	$3.22		$3.58		$(0.36)	(10.1%)
Diluted earnings per share	$3.18		$3.54		$(0.36)	(10.2%)
Weighted average shares (basic)	79,185		81,978
Weighted average shares (diluted)	80,096		83,042

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Operating income as reported	$104,917	$118,905	$373,747	$406,985
Special items (pre-tax):
Rationalization and asset impairment charges (1)	166	259	30,053	8,463
Loss on the sale of land (2)	—	705	—	705
Venezuela foreign exchange losses (3)	—	—	21,133	12,198
Adjusted operating income (5)	$105,083	$119,869	$424,933	$428,351

Net income as reported	$75,212	$88,324	$254,686	$293,780
Special items (after-tax):
Rationalization and asset impairment charges (1)	167	223	30,914	7,573
Loss on the sale of land (2)	—	705	—	705
Venezuela foreign exchange losses (3)	—	—	21,133	12,198
Special items attributable to non-controlling interests (4)	—	(47)	(805)	(1,068)
Adjusted net income (5)	$75,379	$89,205	$305,928	$313,188

Diluted earnings per share as reported	$0.96	$1.07	$3.18	$3.54
Special items	—	0.02	0.64	0.23
Adjusted diluted earnings per share (5)	$0.96	$1.09	$3.82	$3.77

Weighted average shares (diluted)	78,280	82,184	80,096	83,042

(1)
The three and twelve months ended December 31, 2014 include non-cash asset impairment charges. The twelve months ended December 31, 2014 also includes net rationalization credits including gains on the sale of assets. The three and twelve months ended December 31, 2013 include net charges associated with long-lived asset impairments and severance and other related costs from the consolidation of manufacturing operations partially offset by gains related to the sale of assets, including real estate, at rationalized operations.

(2)	Represents the loss realized related to the sale of land.

(3)
The twelve months ended December 31, 2014 represents the impact of the Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism in the first quarter. The twelve months ended December 31, 2013 represents the impact of the devaluation of the Venezuelan currency.

(4)	Represents the portion of special items attributable to non-controlling interests.

(5)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2014	December 31, 2013
Cash and cash equivalents	$278,379	$299,825
Total current assets	1,098,677	1,130,775
Property, plant and equipment, net	437,209	484,005
Total assets	1,939,215	2,151,867
Total current liabilities	492,419	456,917
Short-term debt (1)	68,166	15,296
Long-term debt	2,488	3,791
Total equity	1,285,781	1,530,688

Net Operating Working Capital	December 31, 2014	December 31, 2013
Accounts receivable	$321,862	$367,134
Inventory	330,840	349,963
Trade accounts payable	202,482	212,799
Net operating working capital	$450,220	$504,298

Net operating working capital to net sales (2)	16.5%	17.6%

Invested Capital	December 31, 2014	December 31, 2013
Short-term debt (1)	$68,166	$15,296
Long-term debt	2,488	3,791
Total debt	70,654	19,087
Total equity	1,285,781	1,530,688
Invested capital	$1,356,435	$1,549,775

Total debt / invested capital	5.2%	1.2%
Return on invested capital (3)	19.1%	18.9%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$75,212	$88,324
Non-controlling interests in subsidiaries’ earnings (loss)	123	(259)
Net income including non-controlling interests	75,335	88,065
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	127	43
Depreciation and amortization	16,590	17,002
Equity loss (earnings) in affiliates, net	53	(347)
Pension expense	2,761	7,513
Pension contributions and payments	(1,429)	(2,939)
Other non-cash items, net	14,357	(296)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	28,264	12,545
Decrease in inventories	5,435	23,199
Increase in trade accounts payable	13,669	33,497
Net change in other current assets and liabilities	(24,954)	(80,601)
Net change in other long-term assets and liabilities	3,441	(878)
NET CASH PROVIDED BY OPERATING ACTIVITIES	133,649	96,803

INVESTING ACTIVITIES:
Capital expenditures	(17,560)	(16,324)
Acquisition of businesses, net of cash acquired	(23,338)	(48,225)
Proceeds from sale of property, plant and equipment	411	597
Other investing activities	—	2,500
NET CASH USED BY INVESTING ACTIVITIES	(40,487)	(61,452)

FINANCING ACTIVITIES:
Net change in borrowings	(17,783)	511
Proceeds from exercise of stock options	3,171	4,220
Excess tax benefits from stock-based compensation	2,606	3,629
Purchase of shares for treasury	(57,775)	(54,238)
Cash dividends paid to shareholders	(17,866)	(16,290)
Transactions with non-controlling interests	—	(3,278)
NET CASH USED BY FINANCING ACTIVITIES	(87,647)	(65,446)

Effect of exchange rate changes on Cash and cash equivalents	(6,659)	(389)
DECREASE IN CASH AND CASH EQUIVALENTS	(1,144)	(30,484)
Cash and cash equivalents at beginning of period	279,523	330,309
Cash and cash equivalents at end of period	$278,379	$299,825

Cash dividends paid per share	$0.23	$0.20

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$254,686	$293,780
Non-controlling interests in subsidiaries’ loss	(806)	(2,093)
Net income including non-controlling interests	253,880	291,687
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	29,574	5,092
Depreciation and amortization	69,607	68,883
Equity earnings in affiliates, net	(1,848)	(1,660)
Pension expense	12,395	29,774
Pension contributions and payments	(36,072)	(87,356)
Other non-cash items, net	44,398	29,461
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	5,876	(5,437)
(Increase) decrease in inventories	(5,718)	13,310
Increase in trade accounts payable	2,135	794
Net change in other current assets and liabilities	28,345	(4,974)
Net change in other long-term assets and liabilities	(870)	(680)
NET CASH PROVIDED BY OPERATING ACTIVITIES	401,702	338,894

INVESTING ACTIVITIES:
Capital expenditures	(72,990)	(76,015)
Acquisition of businesses, net of cash acquired	(24,230)	(53,161)
Proceeds from sale of property, plant and equipment	17,457	1,393
Other investing activities	778	(1,717)
NET CASH USED BY INVESTING ACTIVITIES	(78,985)	(129,500)

FINANCING ACTIVITIES:
Net change in borrowings	53,331	(1,840)
Proceeds from exercise of stock options	9,116	20,297
Excess tax benefits from stock-based compensation	5,967	10,602
Purchase of shares for treasury	(307,178)	(167,879)
Cash dividends paid to shareholders	(73,261)	(49,277)
Transactions with non-controlling interests	(2,330)	(6,087)
NET CASH USED BY FINANCING ACTIVITIES	(314,355)	(194,184)

Effect of exchange rate changes on Cash and cash equivalents	(29,808)	(1,849)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(21,446)	13,361
Cash and cash equivalents at beginning of period	299,825	286,464
Cash and cash equivalents at end of period	$278,379	$299,825

Cash dividends paid per share	$0.92	$0.60

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2014
Net sales	$429,907	$97,288	$58,113	$32,689	$65,957	$—	$683,954
Inter-segment sales	28,064	3,699	3,176	71	1,821	(36,831)	—
Total	$457,971	$100,987	$61,289	$32,760	$67,778	$(36,831)	$683,954

EBIT (1)	$88,456	$9,429	$1,715	$(217)	$6,380	$1,049	$106,812
As a percent of total sales	19.3%	9.3%	2.8%	(0.7%)	9.4%		15.6%
Special items (gain) charge (2)	$—	$(19)	$185	$—	$—	$—	$166
EBIT, as adjusted (4)	$88,456	$9,410	$1,900	$(217)	$6,380	$1,049	$106,978
As a percent of total sales	19.3%	9.3%	3.1%	(0.7%)	9.4%		15.6%
Three months ended December 31, 2013
Net sales	$410,033	$111,874	$63,170	$63,303	$66,411	$—	$714,791
Inter-segment sales	27,385	6,046	2,327	11	2,396	(38,165)	—
Total	$437,418	$117,920	$65,497	$63,314	$68,807	$(38,165)	$714,791

EBIT (1)	$83,902	$7,752	$(792)	$25,187	$6,415	$(1,387)	$121,077
As a percent of total sales	19.2%	6.6%	(1.2%)	39.8%	9.3%		16.9%
Special items (gain) charge (3)	$(57)	$381	$640	$—	$—	$—	$964
EBIT, as adjusted (4)	$83,845	$8,133	$(152)	$25,187	$6,415	$(1,387)	$122,041
As a percent of total sales	19.2%	6.9%	(0.2%)	39.8%	9.3%		17.1%
Twelve months ended December 31, 2014
Net sales	$1,700,924	$425,775	$243,800	$148,595	$294,230	$—	$2,813,324
Inter-segment sales	124,732	19,586	14,820	144	8,210	(167,492)	—
Total	$1,825,656	$445,361	$258,620	$148,739	$302,440	$(167,492)	$2,813,324

EBIT (1)	$335,533	$47,918	$(27,314)	$(5,762)	$28,563	$4,216	$383,154
As a percent of total sales	18.4%	10.8%	(10.6%)	(3.9%)	9.4%		13.6%
Special items (gain) charge (2)	$(68)	$904	$28,635	$21,715	$—	$—	$51,186
EBIT, as adjusted (4)	$335,465	$48,822	$1,321	$15,953	$28,563	$4,216	$434,340
As a percent of total sales	18.4%	11.0%	0.5%	10.7%	9.4%		15.4%
Twelve months ended December 31, 2013
Net sales	$1,652,769	$429,548	$266,282	$195,895	$308,177	$—	$2,852,671
Inter-segment sales	127,254	19,911	14,906	233	9,605	(171,909)	—
Total	$1,780,023	$449,459	$281,188	$196,128	$317,782	$(171,909)	$2,852,671

EBIT (1)	$317,455	$34,202	$(4,256)	$45,108	$27,826	$(4,350)	$415,985
As a percent of total sales	17.8%	7.6%	(1.5%)	23.0%	8.8%		14.6%
Special items (gain) charge (3)	$1,052	$2,045	$6,071	$12,198	$—	$—	$21,366
EBIT, as adjusted (4)	$318,507	$36,247	$1,815	$57,306	$27,826	$(4,350)	$437,351
As a percent of total sales	17.9%	8.1%	0.6%	29.2%	8.8%		15.3%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and twelve months ended December 31, 2014 include non-cash asset impairment charges. The twelve months ended December 31, 2014 also includes net rationalization credits including gains on the sale of assets. Special items in the twelve months ended December 31, 2014 also include the impact of the Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter.

(3)	Special items in the three and twelve months ended December 31, 2013 include net rationalization and asset impairment charges and the impact of the devaluation of the Venezuelan currency.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2013	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2014
Operating Segments
North America Welding	$410,033	$5,331	$15,936	$2,902	$(4,295)	$429,907
Europe Welding	111,874	(2,156)	—	(912)	(11,518)	97,288
Asia Pacific Welding	63,170	(4,866)	—	374	(565)	58,113
South America Welding	63,303	(27,900)	—	13,896	(16,610)	32,689
The Harris Products Group	66,411	4,874	—	(3,927)	(1,401)	65,957
Consolidated	$714,791	$(24,717)	$15,936	$12,333	$(34,389)	$683,954
% Change
North America Welding		1.3%	3.9%	0.7%	(1.0%)	4.8%
Europe Welding		(1.9%)	—	(0.8%)	(10.3%)	(13.0%)
Asia Pacific Welding		(7.7%)	—	0.6%	(0.9%)	(8.0%)
South America Welding		(44.1%)	—	22.0%	(26.2%)	(48.4%)
The Harris Products Group		7.3%	—	(5.9%)	(2.1%)	(0.7%)
Consolidated		(3.5%)	2.2%	1.7%	(4.8%)	(4.3%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2013	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2014
Operating Segments
North America Welding	$1,652,769	$4,335	$42,184	$13,247	$(11,611)	$1,700,924
Europe Welding	429,548	8,107	—	(3,722)	(8,158)	425,775
Asia Pacific Welding	266,282	(17,516)	—	1,351	(6,317)	243,800
South America Welding	195,895	(59,554)	—	57,461	(45,207)	148,595
The Harris Products Group	308,177	6,722	—	(18,411)	(2,258)	294,230
Consolidated	$2,852,671	$(57,906)	$42,184	$49,926	$(73,551)	$2,813,324
% Change
North America Welding		0.3%	2.6%	0.8%	(0.7%)	2.9%
Europe Welding		1.9%	—	(0.9%)	(1.9%)	(0.9%)
Asia Pacific Welding		(6.6%)	—	0.5%	(2.4%)	(8.4%)
South America Welding		(30.4%)	—	29.3%	(23.1%)	(24.1%)
The Harris Products Group		2.2%	—	(6.0%)	(0.7%)	(4.5%)
Consolidated		(2.0%)	1.5%	1.8%	(2.6%)	(1.4%)